Exhibit 10.1

ASSET PURCHASE AGREEMENT

BETWEEN

SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED,

GULF RESOURCES, INC.

AND

Jinjin Li and Qiuzhen Wang

DATED AS OF

June 7, 2010

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INDEX OF SCHEDULES AND EXHIBITS

1. Asset Checklist

This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of June 7, 2010 (the "Effective Date") by and between the following Parties:

(1) SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED, a company validly existing under the laws of China ("SCHC"), a subsidiary of Gulf Resources, Inc.;

(2) GULF RESOURCES, INC. (“GUFR”); and

(3) Jinjin Li and Qiuzhen Wang, two individual residents of China (the “Sellers”) who collectively own private land use rights located for 3.07 square kilometers of land in the Shouguang City Yangkou Township, East of the Yangzhuang Villageas (the “Leased Property”)

WHEREAS: THE SELLERS wish to sell, transfer and convey certain assets listed on Schedule 1 hereto with annual bromine production capacity of 3,000 tons and annual crude salt production capacity of 100,000 tons to SCHC, its successors and assigns forever, by duly executed deed(s), bills of sale, assignment(s) or other instrument(s) of conveyance, for the consideration hereinafter provided, all of THE SELLERS’ right, title and interest in and to all assets owned by THE SELLERS located on the Leased Property, including, but not limited to, machinery, equipment, inventory (raw materials, work-in-progress and finished goods), and any warranties associated therewith; said assets to be limited to those listed and described on Schedule 1 attached hereto and incorporated herein by reference (collectively the “Purchased Assets”), to SCHC, and SCHC wishes to purchase and acquire the same from THE SELLERS.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. CERTAIN DEFINITIONS

"Ordinary Course of Business" shall mean an action taken by THE SELLERS if such action is taken in normal operation of the assets, consistent with past practices.

"Closing" The closing of the transactions contemplated by this Agreement (the "Closing") shall take place within 10 days from the date that SCHC receives a satisfactory report from its assessment team as set forth in Section 2.4 (the "Closing Date").

"GUFR" shall mean Gulf Resources, Inc., a Delaware corporation and parent of SCHC.

"GUFR Common Stock" shall mean the common stock of GUFR.

"Person" shall mean any individual, entity or governmental body.

2. TRANSFER OF THE ASSETS

2.1 THE SELLERS agree that, upon the Closing, they will sell, transfer and deliver the Purchased Assets.

2.2 The parties understand and acknowledge that the total purchase price for the Purchased Assets and the Leased Property is RMB95,000,000 (the "Purchase Price") and that the Purchase Price is based upon an approximate valuation of the Leased Property and Purchased Assets.  As full consideration for the sale, assignment, transfer and delivery of Purchased Assets to SCHC and for the value of the rights to the Leased Property  and upon the terms and subject to all of the conditions contained herein, the Purchase Price shall be paid as follows:

(a) SCHC shall pay to Jinjin Li the sum of RMB90,250,000 in cash (95% of the total purchase price) in the aggregate (the “Cash Purchase Price”); and

(b) GUFR shall issue to THE SELLERS GUFR Common Stock in the principal amount of RMB4,750,000 in the aggregate (the “Purchase Price Shares”).

2.3 The number of "Purchase Price Shares" shall be SEVENTY THOUSAND FIVE HUNDRED SIXTY] (70,560), based on a price of $9.859 per share, which is the average closing price of the Company’s Common Stock on the NASDAQ Stock Market for the 30 trading days prior to the Effective Date and an exchange rate of $1 = RMB6.82810, which is the published average exchange rate of the People’s Bank of China on June 4, 2010. The Purchase Price Shares will be delivered to THE SELLERS within twenty (20) days after the Closing Date; 65,560 Purchase Price Shares shall be delivered to Jinjin Li and 5,000 Purchase Price shares shall be delivered to Qiuzhen Wang.

2.4 Upon execution of this Agreement by all of the parties, SCHC shall deliver to Jinjin Li a security deposit of RMB18,050,000 (the "Security Deposit"). Three days after the date hereof, SCHC will establish an asset assessment team to assess the condition and the operation of the Purchased Assets and the Leased Property for transfer and conveyance to SCHC. Thereafter, SCHC shall pay the remainder of the Cash Purchase Price on or before the Closing Date if it has received a receipt of a report from its assessment team that is acceptable to SCHC with respect to the Purchased Assets and Leased Property.  If the report concludes that the condition of the Purchased Assets is not acceptable, SCHC and THE SELLERS shall negotiate a reduction in the Purchase Price.  If such amount can not be mutually agreed, SCHC shall have the right to terminate this Agreement and the Security Deposit shall be returned to SCHC.  As of the date hereof, both parties have started the formal transfer procedures (including the related property lease contracts, etc.). Upon the Closing, the SELLERS shall pay the land lease fees relating to Leased Property incurred up to June 30, 2010, and SCHC shall pay the land lease fees relating to the Leased Property incurred from July 1, 2010 forward.

2.5 If SCHC cannot pay off the remainder of the cash portion within the time period provided in Section 2.4 above, THE SELLERS have the right to terminate this Agreement and to retain the Security Deposit with no further obligations or liabilities to SCHC or GUFR.

2.6 As a result of this Agreement, the Purchased Assets including, without limitation, any and all bromine and crude salt that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits will be acquired by SCHC; provided, however, that any and all debts, obligations and liabilities (the “’Obligations”) of THE SELLERS relating to the Purchased Assets and the Leased Property are specifically excluded from such Purchased Assets and shall remain the Obligations of THE SELLERS after the Closing.

3. REPRESENTATIONS AND WARRANTIES

3.1 Each of THE SELLERS represent and warrant to SCHC the following:

(a) Authority.  THE SELLERS each has the individual power and authority to execute and deliver this Agreement and to perform his respective obligations hereunder, and to consummate the transactions hereby, and upon the execution and delivery of the instruments and documents specified herein, except for the covenant by THE SELLERS to assist SCHC to sign a new 50 year land lease contract with the village for the Leased Property. no further action will be required of  THE SELLERS to vest legal title to and possession of the Purchased Assets and the Leased Property in the name of the Purchaser, its successors and assigns forever.

(b) Title to Assets. THE SELLERS have good and marketable title to the Purchased Assets and have the appropriate land use right certificates, or other required governmental approval evidencing the rights to use the Leased Property and ability to transfer the Leased Property, free and clear of liens or encumbrances of any kind and no person, firm or corporation has any undisclosed adverse interest therein.  The lease payment due under the 50-year land lease for the Leased Property has been paid-off.

(c) Condition of Purchased Assets. The Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for continued use by SCHC in the production of bromine. The material buildings, plants, machinery and equipment and other Purchased Assets listed on Schedule 1 hereto, necessary in connection with the production of bromine located on the Leased Property as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

(d) Disclosure. No representation or warranty by THE SELLERS contained in this Agreement or any written statement furnished to SCHC pursuant hereto or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement contained herein or therein true and not misleading.

(e) Reliance. The foregoing representations and warranties have been made by  THE SELLERS with the knowledge and expectation that SCHC is placing reliance thereon, and all such representations and warranties shall survive the Closing for a period of one (1) year.

3.2 Each of SCHC and THE SELLERS represents and warrants respectively to the other as follows:

(a) Each of SCHC and THE SELLERS warrants that has taken all necessary actions for the execution and performance of this Agreement.

(b) Except as otherwise disclosed, the performance of the transaction contemplated hereunder is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

3.3 Investment Representations of THE SELLERS:

(a)  Intent. Each of THE SELLERS warrants that they are acquiring the Purchase Price Shares for their own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof.

(b)  Independent Investigation.  Each of THE SELLERS, in making the decision to acquire the Purchase Price Shares has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Each of THE SELLERS is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the Purchase Price Shares and has had full access to such other information concerning the Company as each of THE SELLERS has requested.

(c) Reliance on Representations and Warranties.  Each of THE SELLERS understands that the Purchase Price Shares are being offered and sold to the Purchaser in reliance on specific provisions of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each of THE SELLERS set forth in this Agreement in order to determine the applicability of such provisions.

(d)  Each of THE SELLERS is a “non-US person” as defined in Regulation S and further makes the representations and warranties as set forth on Exhibit “B” attached hereto.

4.  COVENANTS OF THE SELLERS
4.1  THE SELLERS covenant that if there are more than ten wells that cannot be used and if there is more than 200 meters of pipeline that cannot be used located at the Leased Premises, THE SELLERS will deduct an amount equal to 2 times the total replacement value of such wells and pipelines from the Purchase Price.

4.2  THE SELLERS covenant that upon the Closing, the contract signed between THE SELLERS and the village for the Leased Property will be cancelled, and THE SELLERS will help SCHC to sign a new lease for the remainder of the lease term with the village, and if THE SELLERS do not provide such assistance, THE SELLERS shall pay to SCHC 10% of the Security Deposit as a compensation fee.

4.3 As of the Closing, THE SELLERS shall cancel the employment contract with any previous employees and pay staff wages and compensation according to relevant national laws and regulations.

4.4 As of the Closing, THE SELLERS shall settle all the contacts with original suppliers and customers, and shall pay at Closing, or be bound in their individual capacities to pay all the corresponding debt and obligations. .

4.5  SCHC is buying  the Purchased Assets from THE SELLERS , and has no relationship or affiliation with THE SELLERS or the original operations of the Purchased Assets, and as a result is not assuming any rights and/or duties with respect to the operations of the Purchased Assets, including without limitation, no rights to (a) customers and supplier lists (other than such customers or suppliers who have pre-existing relationships with SCHC), (b) employees; (c) market distribution systems; (d) sales force; (e) operating rights; (f) production techniques, or (g) trade names.

5. INDEMNIFICATION

5.1  THE SELLERS agrees to indemnify, hold harmless and reimburse SCHC at all times after the Closing, against and with respect to:

(a) any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of THE SELLERS made in this Agreement, any other agreement or instrument delivered by THE SELLERS at the Closing;

(b) any damages or claims asserted against the Purchaser on account of any liability of THE SELLERS in connection with his ownership of the Purchased Assets and the Leased Property, whether arising prior to or after the transfer of ownership of the Leased Property from THE SELLERS to SCHC,

(c) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

6. MISCELLANEOUS PROVISIONS.

6.1 No Assumption of Liabilities. Except as specifically set forth in this Agreement, nothing in this Agreement shall be construed to impose upon SCHC the assumption of any claim against or liability or obligation of  THE SELLERS, arising out of his business, or the use, operation or possession of the Purchased Assets, through the Closing, or thereafter.

6.2 Restrictive Legend.  Each certificate representing Purchase Price Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

6.3 Books and Records. Those books and records reasonably deemed primarily to relate to the Purchased Assets and maintained separately from the other records of THE SELLERS shall be delivered to and become the property of SCHC.

6.4 Expenses of Negotiation and Transfer. Each party to this Agreement shall pay its own expenses and other costs incidental to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated.

6.5 Entire Agreement. This Agreement, along with the documents and agreements to be executed in connection herewith, constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those listed in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

6.6 Binding Effect. All of the covenants, conditions, agreements and undertakings set forth in this Agreement shall extend to and be binding upon  THE SELLERS and SCHC and their respective successors and assigns.

6.7 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties

6.8 Headings. Headings as to the contents of particular Sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

6.9 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

6.10 Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will constitute an integral party of this Agreement.

[Signature page follows]

IN WITNESS HEREOF the Parties hereto  have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.

SCHC: SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

Signed by:	/s/ Ming Yang
Name:	Ming Yang
Position:	CEO

THE SELLERS: Owners of Shouguang City Yangkou Township, East of the Yangzhuang Village

Signed by:	/s/ Jinjin Li
Name:	JINJIN LI

Signed by:	/s/ Qiuzhen Wang
Name:	QIUZHEN WANG

As to Section 2.2(b) and 2.3 only:

AGREED as of the date first above written:

GUFR: GULF RESOURCES, INC.

Signed by:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Position:	CEO

SCHEDULE 1
ASSET CHECKLIST
No.9 Asset List
Index	Name	Units
1	Office	1
2	Warehouse	3
3	Maintenance Room	2
4	Guard Room	1
5	Garbage	2
6	Power Distribution Room	4
7	Central Control Room	1
8	Steaming Building	1
9	Sulfur Warehouse	1
10	Boiler Room	1
11	Chemical Laboratory	2
12	Wash Room	2
13	Boiler	1 set
14	Brine Reservoir	1
15	Halogen Water Reservoir	1
16	Tea Furnace(small)	1
17	rail-mounted gantry crane	1 set
18	air choke valve	1 set
19	Liquid chlorine cylinders	18
20	Draught Fan	1 set
21	Sulphur-furnace	1 set
22	Water Scrubber	1 set
23	Distillation Tower	1 set
24	Glass Tower	1 set
	Secondary Extraction of Bromine Equipment
25	Steam Pot Equipment	1 set
26	Bromine Can	3 sets
27	Hydrotreater	1 set
28	Deep Wells	1
29	Pressure Tank	1
30	FRP Sulfuric Acid	1
31	The circulating water (boiler)	1

32	Tea Room	1
33	Mother Liquor Pool	1
34	Freshwater Pool	1
35	Boiled Water Pool	1
36	Water Softening Pool	1
37	Drinking Water Pool	1
38	Glass Reinforced Plastics	2
39	Tractor	1 set
40	Steel frame structure chlorine shed	1
41	Stripping tower	1
42	Absorbency	1
43	Mist Eliminator	1
44	Office	3
45	Kitchen	2
46	Accomodation	4
47	Accomodation	12
48	Water Line Canal(large)	20800 meters
	Water Line Canal(Small)	11048 meters
49	Waste water drainage (sewer ）	2600 meters
50	Wells	359 meters
51	Yu pump child (alternate)	20
52	Transformer（315）	1 set
	Transformer （200）	5 sets
	Transformer （160）	1 set
53	low-voltage line	11680 meters
54	Crude Salt Pan	30,000 KM2
55	Air-conditioner	1 set